INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement #333-68741 of Sprint Corporation on Form S-8 of our report dated June 29, 1999 appearing in the Annual Report on Form 11-K of the Sprint Spectrum L.P. Savings and Retirement Plan for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP

Kansas City, Missouri
June 29, 1999